EXHIBIT 4.1

THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE (THE “SECURITIES”) HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT” OR THE “SECURITIES ACT”) SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE AND ANY SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE (EXCEPT AS OTHERWISE PROVIDED BELOW).

CONVERTIBLE PROMISSORY NOTE

CN-____	Effective _________

NOW THEREFORE FOR VALUE RECEIVED, the undersigned, GlobalTech Corporation, a Nevada corporation (the “Borrower”), hereby promises to pay to the order of ______________ and assigns (“Holder”), the principal amount of ________________(US $___________)(the  “Principal”), in lawful money of the United States of America, which shall be legal tender, bearing interest (only as expressly set forth herein) and payable as provided herein. This Convertible Promissory Note (this “Note” or “Promissory Note”) has an effective date of ____________, 2025 (the “Effective Date”). The Holder subscribed to purchase this Note pursuant to the Subscription Agreement entered into with the Borrower on or around the date hereof (the “Subscription Agreement”).

1. Interest.

(a) This Note shall not accrue interest (“Interest”) unless or until an Event of Default occurs hereunder, after which Event of Default, the Principal amount of this Note shall accrue interest at the Default Rate (defined below). Interest, if any, shall be compounded monthly in arrears (except otherwise discussed in Section 1(b), below.

(b) Interest, if any, will be calculated on the basis of a 360-day year consisting of 12 months of 30 days each (“30/360 Basis”), and the actual number of days elapsed.

(c) Interest, if any, shall be payable on the Maturity Date, if not paid prior to such Maturity Date, or converted into Shares (as defined in Section 2) as provided herein.

Convertible Promissory Note CN-_________

GlobalTech Corporation

2. Automatic Conversion of this Note Into Shares.

(a) On the Automatic Conversion Date (defined below) the unpaid Principal balance of this Note, together with all accrued and unpaid Interest (if any), shall automatically, and without any required action by Holder, convert into shares (the “Shares”) of common stock of the Borrower (“Common Stock”) at the Automatic Conversion Price (“Automatic Conversion”).

(b) The “Automatic Conversion Date” shall be the date and time immediately prior to the consummation of a Going Public Transaction.

(c) For purposes hereof, (i) a “Going Public Transaction” shall mean an initial public offering (the “IPO”) of Common Stock by the Borrower under the Securities Act of 1933, as amended, pursuant to which the Company’s Common Stock is, following such IPO, traded on a recognized U.S. securities trading market or exchange, including, but not limited to the Nasdaq Capital Market, Nasdaq Global Market or NYSE American; and (ii) “Automatic Conversion Price” shall mean the price determined by multiplying (x) the price per share at which the shares of Common Stock are sold to the public by the underwriters for the IPO, as set forth on the cover page of the final prospectus for the IPO (or the deemed purchase price, as determined in the reasonable discretion of the Board of Directors of The Company, if the Common Stock is sold as part of a unit), by (y) 85%. For example, if shares are sold by underwriters for the IPO at a price of $4.00 per share of Common Stock, the Automatic Conversion Price would be $3.40 per share ($4.00 multiplied by 0.85 (85 percent), reflecting a fifteen percent discount).

(d) Following the Automatic Conversion, the Company shall within three (3) Business Days, notify the Holder that an Automatic Conversion has occurred, at the address of Holder which the Company then has on record (an “Automatic Conversion Notice”), provided that the Company is not required to receive any confirmation that such Automatic Conversion Notice was received by Holder, but instead assuming such Automatic Conversion Notice was sent to the address which the Company then has on record for such Holder, the Automatic Conversion Notice shall be treated as received by the Holder for all purposes on the third (3rd) Business Day following the date such notice was sent by the Company (the “Automatic Conversion Notice Reception Date”). Within ten (10) Business Days following the Automatic Conversion Notice Reception Date, the Company shall issue to the Holder all Shares which such Holder is due in connection with the Automatic Conversion (the “Automatic Conversion Securities”) and promptly deliver such Automatic Conversion Securities to the address of Holder which the Company then has on record, or confirmation of such issuance, if such Automatic Conversion Securities are issued in book-entry form (as applicable, a “Delivery”).

(e) The issuance and Delivery by the Company of the Automatic Conversion Securities shall fully discharge the Company from any and all further obligations under this Note and shall automatically, and without any required action by the Company or the Holder, result in the cancellation and payment in full of this Note, and fully discharge any and all requirement for the Company to repay such Note.

Convertible Promissory Note CN-_________

GlobalTech Corporation

(f) The Company and/or the Company’s Transfer Agent shall be authorized to take whatever action necessary, if any, following the issuance and Delivery of the Automatic Conversion Securities to reflect the cancellation of the Note, which shall not require the approval and/or consent of Holder, and provided that by agreeing to the terms and conditions of this Note and the acceptance of the Note, Holder hereby agrees to release the Company and the Company’s Transfer Agent from any and all liability whatsoever in connection with the cancellation of the Note following an Automatic Conversion, regardless of the return to the Company or the Transfer Agent of any certificates or documentation representing or evidencing the Note, which as stated above, shall be automatically cancelled upon the issuance and Delivery of such Automatic Conversion Securities (a “Cancellation”).

(g) Notwithstanding the above, Holder, by accepting this Note hereby covenants that it will, whenever and as reasonably requested by the Company and the Transfer Agent, at its sole cost and expense, do, execute, acknowledge and deliver any and all such other and further acts, deeds, assignments, transfers, conveyances, confirmations, powers of attorney and any instruments of further assurance, approvals and consents as the Company or the Transfer Agent may reasonably require in order to complete, insure and perfect the Cancellation, if such may be reasonably required by the Company and/or the Company’s Transfer Agent.

(h) In the event that the Delivery of any Automatic Conversion Securities is unsuccessful and/or Holder fails to accept such Automatic Conversion Securities, such Automatic Conversion Securities shall be held by the Company and/or the Transfer Agent in trust and shall be released to Holder upon reasonable evidence to the Company or the Transfer Agent that Holder is the legal owner of such Automatic Conversion Securities, provided that the Holder’s failure to accept such Automatic Conversion Securities and/or the Company’s inability to Deliver such shares shall in no event effect the validity of the Cancellation.

3. General Provisions Relating to the Shares and Conversions.

(a) Conversion calculations pursuant to Section 2, shall be rounded to the nearest whole share of Common Stock.

(b) If the Borrower at any time or from time to time on or after the Effective Date effects a subdivision of its outstanding Common Stock, the Automatic Conversion Price then in effect immediately before that subdivision shall be proportionately decreased, and conversely, if the Borrower at any time or from time to time on or after the Effective Date combines its outstanding shares of Common Stock into a smaller number of shares, the Automatic Conversion Price then in effect immediately before the combination shall be proportionately increased.

Convertible Promissory Note CN-_________

GlobalTech Corporation

(c) Unless the Holder provides the Borrower a valid legal opinion within five (5) days of the date the Conversion Notice is received that such Shares can be issued free of restrictive legend, the Shares shall be issued with a standard Rule 144 restrictive legend.

4. Subordination. Holder, by acceptance of this Note, and each subsequent holder of this Note, by acceptance hereof, covenants and agrees that the indebtedness evidenced by, and payment of the principal of, and interest on, this Note shall be subordinate, junior, and subject in right of payment security or otherwise to all current or future indebtedness of the Borrower for borrowed money (“Senior Debt”) owed to financial institutions (“Senior Lenders”).

5. All past-due Principal and Interest shall bear interest at the lesser of (a) the rate of five percent (5%) per annum; and (b) the Maximum Rate, until paid in full (the “Default Rate”).

6. The “Maturity Date” of this Note shall be the earlier of (a) that date which falls two years from the Effective Date; and (b) the date that the Holder has affected an Acceleration as described in Section 16, below.

7. Upon the occurrence of an Event of Default hereunder the Principal amount of this Note and any accrued Interest thereon (if any) shall bear interest at the Default Rate.

8. This Note may be prepaid in whole or in part, at any time and from time to time, without premium or penalty, with such payments to be applied as described in Section 9 below.

9. All payments made by Borrower under this Note will be applied: (i) first, to late charges, costs of collection or enforcement, and similar amounts due, if any, under the Note; (ii) second, to Interest that is due and payable under this Note, if any; and (iii) third, the remainder to Principal due and payable under this Note.

10. If any payment of Principal or Interest on this Note shall become due on a non-Business Day, such payment shall be made on the next succeeding Business Day. “Business Day” means a day other than (i) a Saturday, (ii) a Sunday or (iii) a day on which commercial banks in Nevada, are authorized or required to be closed for business.

11. This Note shall be binding upon Borrower and inure to the benefit of Holder and Holder’s respective successors and assigns. Each holder of this Note, by accepting the same, agrees to and shall be bound by all of the provisions of this Note (including, but not limited to Section 24 hereof). Holder may assign this Note or any of its rights, interests or obligations to this Note to another party with the prior written approval of Borrower, which shall not be unreasonably withheld, conditioned or delayed, provided that the Borrower may require such subsequent holder to consent to and to agree to the assumption of the terms and conditions of this Note, including, but not limited to Section 24.

Convertible Promissory Note CN-_________

GlobalTech Corporation

12. No provision of this Note shall alter or impair the obligation of Borrower to pay the Principal of and Interest on this Note at the times, places and rates, and in the coin or currency or securities, herein prescribed.

13. Borrower will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to Borrower, except where the failure to comply could not reasonably be expected to have a material adverse effect on Borrower.

14. Notwithstanding anything to the contrary in this Note or any other agreement entered into in connection herewith, whether now existing or hereafter arising and whether written or oral, it is agreed that the aggregate of all Interest and any other charges constituting interest, or adjudicated as constituting interest, and contracted for, chargeable or receivable under this Note or otherwise in connection with this loan transaction, shall under no circumstances exceed the Maximum Rate.

15. Borrower represents and warrants to Holder as follows:

(a) The execution and delivery by Borrower of this Note (i) are within Borrower’s corporate power and authority, and (ii) have been duly authorized by all necessary corporate action.

(b) This Note is a legally binding obligation of Borrower, enforceable against Borrower in accordance with the terms hereof, except to the extent that (i) such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights, and (ii) the availability of the remedy of specific performance or injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefore may be brought.

(c) The Shares, when issued, sold and delivered in accordance with the terms of this Note, will be duly and validly issued, fully paid and nonassessable, and will be free and clear of any pledges, liens and encumbrances, other than restrictions on transfer under this Note and applicable securities laws of any state or other jurisdiction.

16. If an Event of Default (as defined herein) occurs (unless all Events of Default have been cured or waived by the Holder), the Holder, may, by written notice to the Borrower, declare the Principal amount then outstanding of, and the accrued Interest and all other amounts payable on, this Note to be immediately due and payable (an “Acceleration”) (provided that upon the occurrence of an Event of Default described in Section 16(c) below, the Principal amount then outstanding of, and the accrued Interest and all other amounts payable on, this Note shall immediately be due and payable) and can take any and all other actions provided for under applicable law. The following events are an “Event of Default” under this Note, unless waived in writing by the Holder:

(a) Borrower shall fail to pay, when and as due, the Principal, Interest or any other amount payable hereunder (including, the Shares), and such failure has continued for ten (10) days from the date that the Holder has provided the Borrower written notice of such failure; or

Convertible Promissory Note CN-_________

GlobalTech Corporation

(b) Borrower shall: (i) become insolvent or take any action which constitutes its admission of inability to pay its debts as they mature; (ii) make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or a trustee for it or a substantial portion of its assets; (iii) commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation or statute of any jurisdiction, whether now or hereafter in effect; (iv) have filed against it any such petition or application in which an order for relief is entered or which remains undismissed for a period of ninety (90) days or more; (v) indicate its consent to, approval of or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial portion of its assets; or (vi) suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of ninety (90) days or more; or

(c) Borrower shall take any action authorizing, or in furtherance of, any of the foregoing.

17. Except as expressly provided otherwise in this Note, Borrower and every endorser or guarantor, if any, of this Note waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral available to the Holder, if any, and to the addition or release of any other party or person primarily or secondarily liable.

18. If from any circumstance any holder of this Note shall ever receive Interest or any other charges constituting interest, or adjudicated as constituting interest, the amount, if any, which would exceed the Maximum Rate shall be applied to the reduction of the Principal amount owing on this Note, and not to the payment of interest; or if such excessive interest exceeds the unpaid balance of Principal hereof, the amount of such excessive interest that exceeds the unpaid balance of Principal hereof shall be refunded to Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, to the extent permitted by applicable law (i) any non-Principal payment shall be characterized as an expense, fee or premium rather than as Interest; and (ii) all Interest at any time contracted for, charged, received or preserved in connection herewith shall be amortized, prorated, allocated and spread in equal parts during the period of the full stated term of this Note. The term “Maximum Rate” shall mean the maximum rate of interest allowed by applicable federal or state law.

Convertible Promissory Note CN-_________

GlobalTech Corporation

19. It is the intention of the parties hereto that the terms and provisions of this Note are to be construed in accordance with and governed by the laws of the State of Nevada, except as such laws may be preempted by any federal law controlling the rate of Interest which may be charged on account of this Note. The parties hereby consent and agree that, in any actions predicated upon this Note, venue is properly laid in Las Vegas, Nevada and that the Circuit Court in and for Las Vegas, Nevada, shall have full subject matter and personal jurisdiction over the parties to determine all issues arising out of or in connection with the execution and enforcement of this Note.

20. The term “Borrower” as used herein in every instance shall include Borrower’s successors, legal representatives and permitted assigns, including all subsequent grantees, either voluntarily by act of Borrower or involuntarily by operation of law and shall denote the singular and/or plural and the masculine and/or feminine and natural and/or artificial persons, whenever and wherever the contexts so requires or properly applies. The term “Holder” as used herein in every instance shall include Holder’s successors, legal representatives and permitted assigns, as well as all subsequent assignees and endorsees of this Note, either voluntarily by act of the parties or involuntarily by operation of law (subject in each case to Section 21 hereof). Captions and paragraph headings in this Note are for convenience only and shall not affect its interpretation. As used herein, words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires.

21. If and whenever this Note shall be assigned and transferred, or negotiated, including transfers to substitute or successor trustees, in each case subject to the terms of this Note, applicable law and the availability of an exemption from registration for such transfer, which shall be confirmed by the Holder providing the Borrower a legal opinion for such transfer, which opinion shall be reasonably accepted by the Borrower, the holder hereof shall be deemed the “Holder” for all purposes under this Note.

22. Anything else in this Note to the contrary notwithstanding, in any action arising out of this Agreement, the prevailing party shall be entitled to collect from the non-prevailing party all of its attorneys’ fees. For the purposes of this Note, the party who receives or is awarded a substantial portion of the damages or claims sought in any proceeding shall be deemed the “prevailing” party and attorneys’ fees shall mean the reasonable fees charged by an attorney or a law firm for legal services and the services of any legal assistants, and costs of litigation, including, but not limited to, fees and costs at trial and appellate levels.

Convertible Promissory Note CN-_________

GlobalTech Corporation

23. If any term or other provision of this Note is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Note shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Note so as to affect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

24. Neither this Note nor any term hereof may be amended or waived orally or in writing, except that any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), upon the approval of the Borrower and the written consent of the Holder.

25. The Note constitutes the entire agreement of the parties regarding the matters contemplated herein, or related thereto, and supersedes all prior and contemporaneous agreements, and understandings of the parties in connection therewith.

26. This Note and any signed agreement or instrument entered into in connection with this Note, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party, each other party shall re execute the original form of this Note and deliver such form to all other parties. No party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

27. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Note, said party has fully informed itself of the terms, contents, conditions and effects of this Note; (b) said party has relied solely and completely upon its own judgment in executing this Note; (c) said party has had the opportunity to seek and has obtained the advice of its own legal, tax and business advisors before executing this Note; (d) said party has acted voluntarily and of its own free will in executing this Note; and (e) this Note is the result of arm’s length negotiations conducted by and among the parties and their respective counsel.

28. All notices, approvals, consents, requests, and other communications hereunder shall be in writing and shall be delivered (i) by personal delivery, or (ii) by national overnight courier service, or (iii) by certified or registered mail, return receipt requested, or (iv) via facsimile transmission, with confirmed receipt, or (v) via email. Notice shall be effective upon receipt except for notice via fax (as discussed above). Such notices shall be sent to the Borrower at the address specified on the signature page hereof and the Holder at the address set forth in the Subscription Agreement, subject to notice of changes thereof from any party with at least ten (10) business days’ notice to the other parties. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

[Remainder of page left intentionally blank. Signature page follows.]

Convertible Promissory Note CN-_________

GlobalTech Corporation

IN WITNESS WHEREOF, Borrower has duly executed this Promissory Note as of ____________, with an Effective Date as provided above.

“Borrower”

GlobalTech Corporation

By:
Its: CEO and President Printed Name: Dana F. Green Address for Notice: 3550 Barron Way, Suite 13A, Reno, NV 89511 Attn: Dana F. Green Email: d.green@globaltechcorporation.com

Convertible Promissory Note CN-_________

GlobalTech Corporation